Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of MetroPCS Communications, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Braxton Carter, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
3.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
February 29, 2008

By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by Company and furnished to the Securities and Exchange Commission or its staff upon request.